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[Wasserstein Perella Letterhead]

                                                                    EXHIBIT 23.5

                   CONSENT OF WASSERSTEIN PERELLA & CO., INC.

     We hereby consent to the filing of our opinion, dated as of January 31, 1999, as an Annex to the Proxy Statement/Prospectus (the "Proxy Statement") constituting part of the Registration Statement on Form S-4 of Rohm and Haas Company (the "Registration Statement") and to the reference to us under the captions "The Merger -- Background of the Merger," "The Merger -- Recommendation of the Rohm and Haas board of directors; Reasons for the merger", and "The Merger -- Opinion of Rohm and Haas' financial advisor" in the Proxy Statement.

     In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          WASSERSTEIN PERELLA & CO., INC.

                                          /s/ WASSERSTEIN PERELLA & CO., INC.

New York, New York
May 20, 1999